(EXECUTION VERSION)

SALE AGREEMENT

between

UNITED AUTO CREDIT CORPORATION,

as Seller

and

UPFC AUTO FINANCING CORPORATION,

as Purchaser

Dated November 1, 2007

i

SALE AGREEMENT

THIS SALE AGREEMENT (as from time to time amended, supplemented or otherwise modified and in effect, this “Agreement”) is made as of this 1st day of November, 2007 by and between UNITED AUTO CREDIT CORPORATION, a California corporation (in such capacity and for purposes of this Agreement only, the “Seller”), and UPFC AUTO FINANCING CORPORATION, a Texas corporation (in such capacity and for purposes of this Agreement only, the “Purchaser”).

WHEREAS, in the regular course of its business, conditional sale contracts secured by motor vehicles (“Loans”) were assigned by dealers to the Seller located in the state where such dealer was located;

WHEREAS, Purchaser desires to purchase from Seller a portfolio of Loans; and

WHEREAS, Seller is willing to sell such Loans to Purchaser.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

DEFINITIONS. Capitalized terms used but not defined herein are used in this Agreement as defined in Article I of the Sale and Servicing Agreement among UPFC Auto Receivables Trust 2007-B, as the Trust, UPFC Auto Financing Corporation, as Seller, United Auto Credit Corporation, as Servicer, Deutsche Bank Trust Company Americas, as Trust Collateral Agent and Backup Servicer, and CenterOne Financial Services LLC, as Designated Backup Subservicer as the same may be amended and supplemented from time to time.

SECTION 1.1. OTHER INTERPRETIVE PROVISIONS. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in Article 9 of the UCC and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II
PURCHASE AND SALE OF RECEIVABLES

SECTION 2.1. PURCHASE AND SALE OF RECEIVABLES.

Effective as of the Closing Date and immediately prior to the transactions pursuant to the Indenture, the Sale and Servicing Agreement, the Trust Agreement and the Insurance Agreement, Seller does hereby sell, transfer, assign, set over and otherwise convey to Purchaser, without recourse (subject to the obligations herein), all right, title and interest of Seller in and to the following (the “Seller Assets”):

(a) the Receivables and all moneys received thereon after the Cutoff Date;

(b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(c) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(d) any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;

(e) all rights under any Service Contracts on the related Financed Vehicles;

(f) the related Receivable Files;

(g) all of Seller’s right, title and interest in its rights and benefits but none of its obligations or burdens under the Dealer Agreements;

(h) all of the Seller’s (a) Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments and (e) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (g); and

(i) all proceeds and investments with respect to items (a) through (h).

The sale, transfer, assignment, setting over and conveyance made hereunder shall not constitute and is not intended to result in an assumption by Purchaser of any obligation of Seller to the Obligors, the Dealers or any other Person in connection with the Receivables and the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

It is the express intention of Seller and Purchaser that (a) the assignment and transfer herein contemplated constitute a sale of the Receivables and the other Seller Assets described above, conveying good title thereto free and clear of any liens, encumbrances, security interests or rights of other Persons, from Seller to Purchaser and (b) the Receivables and the other Seller Assets described above not be a part of Seller’s estate in the event of a bankruptcy or insolvency of Seller. If, notwithstanding the intention of Seller and Purchaser, such conveyance is deemed to be a pledge in connection with a financing or is otherwise deemed not to be a sale, Seller hereby grants, and the parties intend that Seller shall have granted to the Purchaser, a first priority perfected security interest in all of Seller’s right, title and interest in all of the items of the Seller Assets and all proceeds of the foregoing, and that this Agreement shall constitute a security agreement under applicable law and the Purchaser shall have all of the rights and remedies of a secured party and creditor under the UCC as in force in the relevant jurisdictions.

SECTION 2.2. RECEIVABLES PURCHASE PRICE. In consideration for the Seller Assets, Purchaser shall, on the Closing Date, pay to Seller the Receivables Purchase Price. The “Receivables Purchase Price” shall be $268,817,204.56, payable in cash and advance obligation due from Purchaser to Seller.

SECTION 2.3. EXPENSES. The Seller shall pay (or shall reimburse the Underwriters or any other Person to the extent that the Underwriters of such other Person shall pay), to the extent any of the amounts below have not been paid by Purchaser pursuant to the Sale and Servicing Agreement, for certain of the expenses of the Underwriters in connection with the issuance and sale of the Notes and any taxes payable in connection therewith, including: (i) expenses incident to the preparing, printing, reproducing and distributing of the Preliminary Prospectus and the Prospectus, (ii) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions and of preparing, printing and distributing any blue sky survey (including related fees and expenses of counsel to the Underwriter), (iii) any fees charged by Moody’s and Standard & Poor’s in connection with the rating of the Notes, (iv) the fees of DTC in connection with the book-entry registration of the Notes, (v) the fees and disbursements of the Indenture Trustee and the Owner Trustee and their respective counsels, (vi) the fees and disbursements of the accountants, (vii) the fees and disbursements of McKee Nelson LLP, counsel to the Underwriters and Underwriter, in connection with the purchase of the Receivables hereunder and the issuance and sale of the Notes and (viii) the filing fee charged by the SEC for registration of the Notes.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby makes the following representations and warranties upon which Seller and the Insurer may rely. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to Purchaser, the sale by Purchaser to the Trust and the pledge by the Trust to the Indenture Trustee.

(a) Organization and Good Standing. Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California and has the corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

(b) Due Qualification. Purchaser is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Purchaser's ability to acquire the Seller Assets, and to transfer the Seller Assets to the Trust pursuant to the Sale and Servicing Agreement, or the validity or enforceability of the Seller Assets or to perform Purchaser's obligations hereunder and under the Transaction Documents

(c) Power and Authority. Purchaser has full power, authority and legal right to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

(d) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

(e) Binding Obligation. This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting the enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

(f) No Violation. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach of the material terms and provisions of, constitute (with or without notice or lapse of time) a material default under or result in the creation or imposition of any Lien under any of its material properties pursuant to the terms of, (i) the articles of incorporation or bylaws of Purchaser, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Purchaser is a party or by which Purchaser is bound or to which any of its properties are subject, or (iii) any law, order, rule or regulation applicable to Purchaser of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Purchaser.

(g) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Purchaser, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Purchaser or its properties: (i) asserting the invalidity of this Agreement or the transactions contemplated herein, (ii) seeking to prevent the consummation of any of the transactions by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Purchaser of its obligations under, or the validity or enforceability of, this Agreement or the transactions contemplated herein, or (iv) that may materially and adversely affect this Agreement or the transactions contemplated hereby.

SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties upon which Purchaser and the Insurer may rely. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to Purchaser, the sale by Purchaser to the Trust and the pledge by the Trust to the Indenture Trustee.

(a) Organization and Good Standing. Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and has the corporate power and authority to execute and legal right to own its properties and conduct its motor vehicle retail installment sale contract business as such properties are at present owned and such business is at present conducted and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Seller Assets pursuant to the terms of this Agreement.

(b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and in which the failure to do so would materially and adversely affect the Purchaser’s performance of its obligations under, the validity or enforceability of, this Agreement or the Seller Assets.

(c) Power and Authority. Seller has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms and to sell and assign the Seller Assets; and the execution, delivery and performance of this Agreement has been duly authorized by Seller by all necessary action.

(d) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, other than the filing of UCC financing statements or as otherwise has been made or obtained.

(e) Valid Sale; Binding Obligation. Seller intends this Agreement to effect a valid sale, transfer, and assignment of the Receivables and the other Seller Assets conveyed by Seller to Purchaser hereunder, enforceable against creditors of and purchasers from Seller; and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

(f) No Violation. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under, or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of, (i) the charter or bylaws of Seller, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Seller is a party or by which Seller is bound, or (iii) any law, order, rule or regulation applicable to Seller of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Seller.

(g) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Seller or its properties: (i) asserting the invalidity of this Agreement or the transactions contemplated herein, (ii) seeking to prevent the consummation of any of the transactions by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement or the transactions contemplated herein, or (iv) that may materially and adversely affect this Agreement or the transactions contemplated hereby.

(h) Compliance with Requirements of Law. The Seller shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable, will maintain in effect all qualifications required under applicable law and will comply in all material respects with all other applicable law in connection with servicing each Receivable the failure to comply with which would have a material adverse effect on the Seller’s performance of its obligations under this Agreement.

(i) True Sale. The Receivables are being transferred with the intention of removing them from the Seller's estate pursuant to Section 541 of the Bankruptcy Code.

(j) Chief Executive Office. The chief executive office of Seller is at 860 W Airport Freeway, Suite 702, Hurst, Texas 76054.

(k) Official Record. This Agreement and all other documents related hereto to which Seller is a party have been approved by Seller’s board of directors, which approval is reflected in the minutes or unanimous written consent of such board, and shall continuously from time to time of each such document’s execution, be maintained as an official record of Seller.

SECTION 3.3. REPRESENTATIONS AND WARRANTIES AS TO EACH RECEIVABLE. Seller hereby makes the following representations and warranties as to each Receivable conveyed by it to Purchaser hereunder on which Purchaser shall rely in acquiring the Receivables and on which the Insurer shall rely in issuing the Policy. Such representations and warranties shall survive the sale, transfer and assignment of the Receivables to Purchaser hereunder, the subsequent sale, transfer and assignment of the Receivables to the Trust under the Sale and Servicing Agreement, and the pledge thereof to Indenture Trustee pursuant to the Indenture. Such representations and warranties are made as of the Closing Date, unless otherwise noted below.

(a) Good Title. It is the intention of Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from Seller to Purchaser and that the beneficial interest in and title to the Receivables not be part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law notwithstanding the Seller will treat the transfer as a secured financing for accounting purposes. No Receivable (including the right to receive payments thereunder) has been sold, transferred, assigned, or pledged by Seller to any Person other than Purchaser. Immediately prior to the transfer and assignment herein contemplated, Seller was the sole owner of and had good and marketable title to the Receivable free and clear of any Lien and had full right and power to transfer and assign the Receivable to Purchaser and immediately upon the transfer and assignment of the Receivable to Purchaser, Purchaser shall have good and marketable title to the Receivable, free and clear of any Lien, and Purchaser’s interest in the Receivable resulting from the transfer has been perfected under the UCC.

(b) No Assignment. As of the Closing Date, Seller shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies or Dealer Agreements, or payments due under the Receivable.

(c) Past Due. At the Cutoff Date, no Receivable was more than 30 days past due.

(d) Characteristics of Receivables. Each Receivable (i) was originated by a Dealer in the ordinary course of such Dealer’s business and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located; (ii) was duly and properly executed by the parties thereto, was purchased by Seller from a Dealer under an agreement with a Dealer pursuant to which Seller acquired Receivables in the ordinary course of business and was validly assigned by such Dealer to Seller; (iii) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security; (iv) is fully amortizing and provides for level monthly payments (provided that the payment in the first monthly period and the final monthly period of the life of the Receivable may be minimally different from the level payment) which, if made when due shall fully amortize the amount financed over the original term and yield interest at the rate set forth on the Receivable; (v) is a fixed rate, simple interest or add-on interest loan; (vi) shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the principal balance and includes any accrued and unpaid interest due pursuant to the related contract through the date of prepayment in an amount at least equal to the rate set forth on the Receivable, and (vii) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File related thereto.

(e) Individual Characteristics. The Receivables have the following individual characteristics as of the Cutoff Date; (i) each Receivable has an APR of not less than 17.02% and not more than 30.00%, (ii) each Receivable had an original term to maturity of not more than 72 months and each Receivable has a remaining term to maturity, as of the Cutoff Date, of not less than 2 months; (iii) each Receivable has a Cutoff Date Principal Balance of not less than $500.00 and no more than $29,996.97, (iv) no Receivable has a scheduled maturity date later than November 7, 2013; (v) each Receivable was originated after September 23, 2002; and (vi) the Dealer of the Financed Vehicle has no participation in, or other right to receive, any proceeds of the Receivable.

(f) No Fraud or Misrepresentation. Each Receivable was originated by the Dealer and sold by the Dealer to Seller without any fraud or misrepresentation on the part of such Dealer.

(g) Compliance With Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B,” “M” and “Z,” state unfair and deceptive practices and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

(h) Origination. Each Receivable was originated in the United States.

(i) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and all parties to each Receivable had full legal capacity to exercise and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

(j) No Government Obligor. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

(k) Obligor Bankruptcy. No Obligor is identified on the records of the Seller as being the subject of a current bankruptcy proceeding.

(l) Receivable Schedule. The information regarding the Receivables set forth in the Schedule of Receivables is true and correct in all material respects as of the close of business on the Cutoff Date.

(m) Marking Records. By the Closing Date, the Seller will have caused the portions of the electronic ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been transferred to the Purchaser or as otherwise required by the Purchaser.

(n) Adverse Selection. No selection procedures believed by the Seller to be adverse to the Purchaser, the Noteholders or the Insurer were utilized in selecting the Receivables from those receivables owned by Seller eligible for transfer to the Purchaser pursuant to this Agreement.

(o) Obligations. The Seller has duly fulfilled all material obligations on its part to be fulfilled under, or in connection with, the Receivable.

(p) Chattel Paper. Each Receivable constitutes “tangible chattel paper” within the meaning of the relevant UCC.

(q) One Original. There is only one original executed copy of each Receivable.

(r) Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains each of the documents referred to in Section 3.3 of the Sale and Servicing Agreement. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All applicable blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The Receivable File for each Receivable currently is in the possession of the Servicer or an agent of Servicer.

(s) Receivables in Force. As of the Cutoff Date, no Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part; no provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File; and no Receivable has been modified as a result of application of the Servicemembers Civil Relief Act.

(t) Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or to be entered into by the Purchaser.

(u) Composition of Receivable. No Receivable has a Principal Balance which includes capitalized interest, late charges or amounts attributable to the payment of the premium for any Insurance Policy.

(v) Security Interest in Financed Vehicle. Seller has a first priority perfected security interest in all of the Financed Vehicles securing the Receivables originated by Seller, which security interest is assignable together with such Receivable and has been so assigned to the Purchaser. There are no Liens affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the Receivable.

(w) Notations of Security Interest in Financed Vehicle. With respect to each Receivable, if the related Financed Vehicle is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle the title document will be received within 180 days of the Closing Date and will show Seller named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each such Receivable for which the title document has not yet been returned from the applicable registrar of titles, Seller has (i) received written evidence from the related Dealer that such title document showing Seller as first lienholder has been applied for or (ii) applied for such title document showing Seller as first lienholder. With respect to each Receivable, if the related Financed Vehicle is located in a state in which the filing of a financing statement under the Uniform Commercial Code is required or permitted to perfect such security interest, such filings have been duly made and show Seller named as the secured party.

(x) All Filings Made. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Purchaser a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof have been made, taken or performed.

(y) No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Purchaser in any Receivable or the proceeds thereof.

(z) Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations with respect to such Receivable.

(aa) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

(bb) No Default. Except for payment defaults continuing for a period of no more than 30 days as of the Cutoff Date, there has been no default, breach, violation or event permitting acceleration under the terms of any Receivable, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date, no Financed Vehicle has been repossessed. No funds have been advanced by Seller or any Dealer or any person acting on the behalf of Seller or any Dealer for the purpose of enabling any Obligor to qualify under the preceding sentence.

(cc) Insurance. Each Receivable requires the Obligor to maintain a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal balance due from the Obligor under the related Receivable, (ii) naming Seller as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming Seller and its successors and assigns as additional insured parties and each Receivable permits, but does not require, the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so.

(dd) Paid Ahead. As of the Cutoff Date, any amounts paid ahead on the Receivables have been applied to the unpaid principal balance of the Receivables, as reflected in the Schedule of Receivables.

(ee) Interest Payable. With respect to each Receivable, interest will be charged and payable on the unpaid principal balance of the Receivable since the date of the last payment on the Receivable (and in all cases will be charged since the Cutoff Date).

(ff) Underwriting Guidelines. Each Receivable has been originated in accordance with Seller’s underwriting guidelines.

(gg) Bulk Transfer Laws. The transfer, assignment and conveyance of the Receivables and the related Receivable Files from the Seller to the Purchaser are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(hh) Geographic. No Receivable was originated by a Dealer located in Mississippi or Maine.

SECTION 3.4. REPURCHASE UPON BREACH. The Seller or the Purchaser, as the case may be, shall inform the other party to this Agreement promptly, in writing, upon the discovery of any breach or failure to be true of the representations or warranties made by the Seller in Section 3.3; provided that the failure to give such notice shall not affect any obligation of the Seller. If the breach or failure shall not have been cured by the last day of the Collection Period which includes the 60th day (or if the Seller elects, an earlier day) after the date on which the Seller becomes aware of, or receives written notice from the Purchaser or an assignee from the Purchaser of, such breach or failure, and such breach or failure materially and adversely affects the interests of the Trust,the Insurer, or the Holders in any Receivable, the Seller shall repurchase each such Receivable from the Purchaser, or its successors or assigns, as of such last day of such Collection Period at a purchase price equal to the Purchase Amount for such Receivable as of such last day of such Collection Period, which amount shall be deposited in the Collection Account pursuant to the provisions of the Sale and Servicing Agreement. In consideration of the purchase of a Receivable hereunder, the Seller shall (unless otherwise directed by the Purchaser, or its successors or assigns, in writing) deposit the Purchase Amount of such Receivable, no later than the close of business on the next Determination Date, in the manner specified in Section 5.6 of the Sale and Servicing Agreement. Upon the payment of such purchase price by the Seller, the Purchaser or its assignee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation as shall be necessary to vest in the Seller or its designee any Receivable repurchased pursuant hereto. The sole remedy of the Purchaser and its successor or assigns with respect to a breach or failure to be true of the warranties made by the Seller pursuant to Section 3.3, shall be to require the Seller to repurchase Receivables pursuant to this Section 3.4. In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by Seller, Seller shall indemnify the Trust, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Backup Servicer, the Owner Trustee, the Insurer, the Noteholders and the Certificateholder from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such repurchase events

ARTICLE IV
RESERVED

ARTICLE V
COVENANTS OF SELLER

SECTION 5.1. PROTECTION OF TITLE TO SELLER ASSETS. Seller covenants and agrees with Purchaser and the Insurer as follows:

(a) Seller shall authorize and file such UCC financing statements and cause to be authorized and filed such UCC continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Purchaser, Owner Trustee, Indenture Trustee and the Insurer in the Receivables and the proceeds thereof. Seller shall deliver (or cause to be delivered) to Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that Seller fails to perform its obligations under this subsection, Purchaser, the Trust or the Trust Collateral Agent may do so, at the expense of such Seller. In furtherance of the foregoing, the Seller hereby authorizes the Purchaser, the Trust or the Trust Collateral Agent to file a record or records (as defined in the applicable UCC), including, without limitation, financing statements, in all jurisdictions and with all filing offices as each may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Purchaser pursuant to this Agreement. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as such party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Purchaser herein.

(b) Seller hereby authorizes the Purchaser, the Trust or the Trust Collateral Agent, to the extent Seller has not done so at their request, to execute and file in Seller's name any document required by applicable law to change to lien holder of record as to any Financed Vehicle to the Trust if the Purchaser, the Trust or the Trust Collateral Agent determine such change is necessary to maintain the perfected security interest of the Trust in that Financed Vehicle.

(c) Seller shall not change its name, identity or corporate structure or jurisdiction of organization in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of the UCC, unless it shall have given Purchaser, Owner Trustee, Indenture Trustee and Insurer at least 60 days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(d) Seller shall give Purchaser, Owner Trustee, Indenture Trustee and Insurer at least 60 days’ prior written notice of any relocation of its principal executive office or change in its jurisdiction or organization, if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement.

(e) Seller shall maintain its computer systems relating to installment loan recordkeeping so that, from and after the time of sale under this Agreement of its Receivables, Seller’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of Purchaser, the Trust, Indenture Trustee and Insurer in such Receivable and that such Receivable has been sold to Purchaser and by Purchaser to the Trust and is owned by the Trust and has been pledged to Indenture Trustee pursuant to the Indenture and to Insurer under the Insurance Agreement. Indication of Purchaser’s, Trust’s, Indenture Trustee’s and Insurer’s interest in a Receivable shall be deleted from or modified on Seller’s computer systems when, and only when, the related Receivable shall have been paid in full, repurchased by Seller, purchased by Servicer or sold pursuant to Section 4.3(c) of the Sale and Servicing Agreement.

(f) If at any time Seller shall propose to sell, grant a security interest in or otherwise transfer any interest in receivables to any prospective purchaser, lender or other transferee, Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold to Purchaser, sold by Purchaser to the Trust and pledged to Indenture Trustee and Insurer.

(g) Seller shall, upon receipt of reasonable prior notice, permit Purchaser, Owner Trustee, Insurer and Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from Seller’s records regarding any Receivable.

(h) Upon request at any time Purchaser, Owner Trustee, Indenture Trustee or Insurer shall have reasonable grounds to believe that such request is necessary in connection with the performance of its duties under this Agreement, Seller shall furnish to Purchaser, Owner Trustee, Indenture Trustee and Insurer, within thirty (30) Business Days, a list of all Receivables (by contract number and name of Obligor) conveyed to Purchaser hereunder and then owned by the Trust, and pledged to Indenture Trustee and Insurer, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Reports furnished before such request indicating removal of Receivables from the Trust.

(i) Seller shall deliver or cause to be delivered to Purchaser, Owner Trustee, Indenture Trustee and Insurer:

(1) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of Purchaser in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(2) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than four months after the Cutoff Date and until there are no Outstanding Notes, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of Purchaser in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

SECTION 5.2. OTHER LIENS OR INTERESTS. Except for the conveyances hereunder, Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Seller Assets or any interest therein, and Seller shall defend the right, title, and interest of Purchaser and the Trust in and to the Seller Assets against all claims of third parties claiming through or under Seller.

SECTION 5.3. INDEMNIFICATION.

(a) Seller shall defend, indemnify and hold harmless Purchaser, the Trust, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Backup Servicer, the Owner Trustee, the Insurer, the Noteholders and the Certificateholder from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of Seller's representations and warranties contained herein.

(b) Seller shall defend, indemnify and hold harmless Purchaser, the Trust, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Backup Servicer, the Owner Trustee, the Insurer, the Noteholders and the Certificateholder from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Receivables other than in accordance with this Agreement or the Sale and Servicing Agreement.

(c) Seller shall indemnify, defend and hold harmless Purchaser, the Trust, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Backup Servicer, the Owner Trustee, the Insurer, the Noteholders and the Certificateholder from and against any loss, liability or expense imposed upon, or incurred by, Purchaser, the Trust, the Trust Collateral Agent, the Trustee, the Backup Servicer, the Owner Trustee, the Noteholders or the Certificateholder as result of the failure of any Receivable, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

(d) Indemnification under this Section 5.3 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive payment of the Notes and the Certificate. The indemnity obligations hereunder shall be in addition to any obligation that Seller may otherwise have.

SECTION 5.4. NONPETITION COVENANT. Notwithstanding any prior termination of this Agreement, neither the Seller nor Purchaser shall, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust. This Section 5.2 shall survive the termination of this Agreement.

ARTICLE VI
MISCELLANEOUS PROVISIONS

SECTION 6.1. OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

SECTION 6.2. SELLER’S ASSIGNMENT OF PURCHASED RECEIVABLES. With respect to all Receivables repurchased by Seller pursuant to this Agreement, Purchaser shall assign, without recourse, representation or warranty, to Seller all Purchaser’s right, title and interest in and to such Receivables, and all security and documents relating thereto.

SECTION 6.3. SUBSEQUENT TRANSFER TO THE TRUST, INDENTURE TRUSTEE AND INSURER. Seller acknowledges that:

(a) Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement to the Trust for the benefit of the Noteholders and the Certificateholders, and that the representations and warranties contained in this Agreement and the rights of Purchaser under Section 3.4 hereof are intended to benefit the Trust, the Owner Trustee, the Noteholders and the Certificateholders. Seller hereby consents to such sale and assignment.

(b) The Trust will, pursuant to the Indenture, pledge the Receivables and its rights under this Agreement to the Indenture Trustee for the benefit of the Noteholders and the Insurer, and that the representations and warranties contained in this Agreement and the rights of Purchaser under this Agreement, including under Section 3.4 are intended to benefit the Indenture Trustee and the Noteholders. Seller hereby consents to such pledge.

(c) Purchaser will, pursuant to the Insurance Agreement, pledge the Receivables and its rights under this Agreement to the Insurer for the Insurer’s benefit, and the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including under Section 3.4 are intended to benefit the Insurer. Seller hereby consents to such pledge.

SECTION 6.4. AMENDMENT. (a)  This Agreement may be amended by Seller and the Purchaser, with the consent of the Servicer, Owner Trustee, Indenture Trustee and Insurer (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders or any other person to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Purchaser, the Owner Trustee, the Indenture Trustee and Insurer or the satisfaction of the Rating Agency Condition, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

(a) This Agreement may also be amended from time to time by Seller and Purchaser, with the consent of the Servicer, Owner Trustee, Indenture Trustee and Insurer, and, if an Insurer Default has occurred and is continuing, the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders of all the outstanding Certificates of each class affected thereby.

(b) Prior to the execution of any such amendment or consent, Purchaser shall furnish written notification of the substance of such amendment or consent to each Rating Agency, Owner Trustee, Indenture Trustee and Insurer . Promptly after the execution of any such amendment or consent, Purchaser shall furnish written notification the substance of such amendment or consent to each Noteholder, Certificateholder, Owner Trustee, Indenture Trustee and Insurer .

(c) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(d) Prior to the execution of any amendment to this Agreement, Purchaser, Owner Trustee, Indenture Trustee and Insurer shall be entitled to receive and rely conclusively upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied and the Opinion of Counsel referred to in Section 5.1(i) of this Agreement has been delivered. Purchaser, Owner Trustee, Indenture Trustee and Insurer may, but shall not be obligated to, enter into any such amendment which affects Purchaser’s, Owner Trustee’s, Indenture Trustee’s or Insurer’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

SECTION 6.5. WAIVERS. No failure or delay on the part of Purchaser or the Trust Collateral Agent as the assignee in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

SECTION 6.6. NOTICES. All demands, notices and communications pursuant to this Agreement to either party shall be in writing, personally delivered, or sent by telecopier, overnight mail or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt at the address set forth in Exhibit A attached hereto or at such other address as may be designated by it by notice to the other party.

SECTION 6.7. MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement and the Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 6.8. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 6.9. COSTS AND EXPENSES. Seller will pay all expenses incident to the performance of its obligations under this Agreement and all expenses in connection with the perfection as against third parties of Purchaser’s right, title and interest in and to the Seller Assets and Purchaser agrees to pay expenses incident to the performance of its obligations under this Agreement.

SECTION 6.10. REPRESENTATIONS TO SELLER. The respective agreements, representations, warranties and other statements by Seller and Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing Date and any sale, transfer or assignment of the Receivables by Purchaser.

SECTION 6.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 6.13. THIRD-PARTY BENEFICIARIES. Each of the Trust, Owner Trustee (individually and in its capacity as such), Indenture Trustee and Insurer (individually and in its capacity as such) is an intended third-party beneficiary of this Agreement.

It is acknowledged and agreed that the provisions of this agreement may be enforced by or on behalf of such Persons to the same extent as if it were a party hereto.

IN WITNESS WHEREOF, the parties hereby have caused this Sale Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

UNITED AUTO CREDIT CORPORATION

By:
Name: Mario Radrigan Title: Executive Vice President

UPFC AUTO FINANCING CORPORATION

By:
Name: David J. Carlton Title: Senior Vice President

[Signature Page to Sale Agreement]

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Exhibit A

United Auto Credit Corporation 18191 Von Karman Avenue, Suite 300 Irvine, California 92612 Attn: Arash A. Khazei, CFO Tel: 949-224-1227 Fax: 949-224-1910

UPFC Auto Financing Corporation Business Operations Office 860 W Airport Freeway, Suite 702 Hurst, Texas 76054 Attn: David J. Carlton, Senior Vice President Tel: 817-577-6200 Fax: 817-577-6201

with a copy to:

United Auto Credit Corporation 18191 Von Karman Avenue, Suite 300 Irvine, California 92612 Attn: Arash A. Khazei, CFO Tel: 949-224-1227 Fax: 949-224-1910

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